UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                            Post-Effective Amendment
                                       to
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                       MULTI-LINK TELECOMMINCATIONS, INC.
           -----------------------------------------------------------
             (Exact name of registrant as specified in its charter)

               Colorado                                  84-1334687
--------------------------------------    --------------------------------------
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
incorporation or organization)

4704 Harlan Street, Suite 420, Denver, Colorado                       80212
-----------------------------------------------                   ---------
    (Address of Principal Executive Offices)                       (Zip Code)

         Options to purchase Common Stock and Amended Stock Option Plan
         --------------------------------------------------------------
                            (Full title of the Plan)

     David J. Cutler, 4704 Harlan Street, Suite 420, Denver, Colorado 80212
     ----------------------------------------------------------------------
                     (Name and address of agent for service)

                                 ((303) 380-1641
     -----------------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE


                                                    Proposed maximum       Proposed maximum
 Title of securities to       Amount to be         offering price per     aggregate offering          Amount of
     be registered             registered                share                   price            registration fee
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
      Common Stock               263,030                  $6.75 (1)          $1,184,591.25             $329.30
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
      Common Stock               138,525                  $3.03 (2)           $419,752.00              $116.69
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
      Common Stock               124,505                  $3.95 (2)           $491,464.00              $136.63
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
      Common Stock               460,930                  $9.50 (3)          $4,378,835.00            $1,157.00
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
      Common Stock               39,070                   $12.00 (2)          $468,840.00              $124.00
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
         Total
------------------------- ---------------------- ----------------------- ---------------------- ----------------------

    (1) Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices reported on the Nasdaq SmallCap Market on September 16, 1999 pursuant to Rule 457(c).

     (2) Estimated solely for the purpose of calculating the registration fee based on the exercise prices of the outstanding options pursuant to Rule 457(h)(1).

    (3) Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices reported on the Nasdaq SmallCap Market on June 12, 2000 pursuant to Rule 457(c).


Information Required in the Registration Statement


         The registrant has terminated the offering of shares of its common stock pursuant to the Form S-8 registration statement, filed by the registrant with the U.S. Securities and Exchange Commission on September 22, 1999 (SEC File No. 333-87595) as amended by the Form S-8 Registration Statement, filed by the registrant with the U.S. Securities and Exchange Commission on June 14, 2000. The registrant has filed this post-effective amendment to the registration statement in order to remove from registration any shares of common stock of the registrant that remain unsold at the termination of the offering.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, Colorado, on March 21, 2005.

                                       MULTI-LINK TELECOMMUNICATIONS, INC.



                                       By: /s/ David J. Cutler
                                           -------------------------------------
                                              David J. Cutler, President


         Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.


               Signature                                 Title                                  Date
 /s/ David J. Cutler                      President, Chief Executive Officer,              March 21, 2005
---------------------------             Chief Financial Officer and Director
       David J. Cutler